UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 20, 2006

THE BOEING COMPANY
(Exact name of Registrant as specified in its charter)

Commission file number 001-00442

Delaware	91-0425694
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

100 N. Riverside, Chicago, IL	60606-1596
(Address of principal executive offices)	(Zip Code)

(312) 544-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets

On September 20, 2006, The Boeing Company, a Delaware corporation (“Boeing”) completed its acquisition of Aviall Inc., a Delaware corporation (“Aviall”) pursuant to an agreement and plan of merger, dated as of April 30, 2006 among Boeing, Boeing Avenger, Inc., a Delaware corporation and a direct wholly owned subsidiary of Boeing, and Aviall.  Boeing purchased Aviall for $48 per share or $1.7 billion, plus the assumption of debt, net of cash existing on Aviall’s balance sheet, of $448 million.  Aviall will report to Boeing Commercial Aviation Services and operate as a wholly owned subsidiary.

A press release announcing the completion of the purchase of Aviall is attached hereto and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release, dated September 20, 2006, announcing the completion of the acquisition of Aviall Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 20, 2006	The Boeing Company

/s/ James C. Johnson
James C. Johnson Vice President, Corporate Secretary and Assistant General Counsel

Exhibit Index

Exhibit Number	Description of Exhibit
99.1	Press release, dated September 20, 2006, announcing the completion of the acquisition of Aviall Inc.